EXHIBIT  10.9

                                 PROMISSORY NOTE
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Date:    January  _29_,  2007
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Note  Amount:    $670,000

     PROMISE  TO  PAY:  Challenger  Powerboats, Inc., ("Borrower"), 300 Westlink
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Drive, Washington, Missouri, promises to pay to the order of Mark Overbye or his assigns (Noteholder), in lawful money of the United States of America, the principal amount of $670,000, together with interest at a fixed rate of interest at ten percent (10%) per annum.

     PAYMENT:  Borrower  will  pay  this  loan  in accordance with the following
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payment  schedule:

     The first payment shall be due on February 28, 2007 and continuing on the same day of each month thereafter until July 28, 2008, according to the attached amortization table, at which time the entire unpaid principal balance and all accrued interest shall be due and payable. Buyer shall have full prepayment privileges at any time without prepayment penalty. Interest on this Note is computed daily on the basis of a 365-day year, for each day all or any part of the principal balance hereof shall remain outstanding. Borrower will pay Noteholder at
________________________________________________________  or at such other place as Noteholder may designate in writing. Payments not received within 15 days of due date shall be considered late and shall be subject to a late charge based on the rate of 1% per month.

     DEFAULT:  Borrower  will  be  in  default  if any of the following happens:
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     a.     Borrower  fails  to  make  any  payment  when  due;

     b. A receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws including but not limited to a voluntary or involuntary filing under 11 USC Sec. 101, et seq.;
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     c.     A  receiver  is appointed for any part of such guarantor's property, such guarantor makes an assignment for the benefit of creditors, or any proceeding is commenced either by any such guarantor or against such guarantor under any bankruptcy or insolvency laws including but not limited to a voluntary or involuntary filing under 11 USC Sec. 101, et seq.
                                                     --------

     NOTEHOLDERS  RIGHTS  UPON DEFAULT: Upon default, Noteholder may declare the
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entire  unpaid  principal  balance  on  this  Note  and  all  accrued  interest immediately due, after 30 days notice. This Note has been accepted by Noteholder in the State of North Dakota. If there is a lawsuit, Borrower agrees, upon Noteholder's request to submit to the jurisdiction of the Courts of St. Louis Missouri. This Note shall be governed by and construed in accordance with the laws of the State of Missouri.

     COLLATERAL:  This  Note  is  secured by the security interest in the Assets
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set  forth  in  the  Security  Agreement  between  Challenger and Borrower dated
January  _29_,  2007.
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     GENERAL  PROVISIONS:  Noteholder  may  delay or forego enforcing any of its
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rights or remedies under this Note without waiving them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Noteholder may renew, extend or modify this loan, or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Noteholder's security interest in the collateral; and take any other action deemed necessary by Noteholders without the consent of or notice to anyone.

     TIME:  Time  is  of  the  essence  of  this Note and each of the provisions
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hereof.


BORROWER:


Challenger  Powerboats,  Inc.


By:  /s/  Laurie  Phillips                    Date:  January  29,  2007
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     Laurie  Phillips,  President  &  CEO